Exhibit 99.4

Nodak Mutual Insurance Company

Computershare

000004

MR A SAMPLE
DESIGNATION (IF ANY)
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Holder Account Number

C 1234567890 J N T

STOCK ORDER FORM

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY ________

REC'D ____________________ O ________ C ________

NI Holdings, Inc.

1101 First Avenue North
Fargo, ND 58102
Call us toll-free
at 1-877-___-___

Policy Number
Policy Name
Policy Address

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Central Time, on __________ __, 2016. Subscription rights cannot be exercised after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. Stock Order Forms will only be accepted at this address. Faxes or copies of this form will not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: ________ ($________).
See Stock Order Form instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT - CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: **Christiana Trust on behalf of NI Holdings, Inc.** in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) PURCHASER INFORMATION - *SUBSCRIPTION OFFERING*
(descending order of priority)

a. ☐ Check here if you were a policyholder of Nodak Mutual Insurance Company ("Nodak Mutual") as of January 21, 2016. (List policy information below.)

b. ☐ Check here if you are a director, offer or employee of Nodak Mutual.

Policy Title (Names on Policy)	*Policy Number(s)*

PLEASE NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICIES, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF PART OR ALL OF YOUR SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION - *COMMUNITY OFFERING*

c. ☐ Became a policyholder of Nodak Mutual after January 21, 2016.

d. ☐ Licensed insurance producer appointed by Nodak Mutual.

e. ☐ Member of North Dakota Farm Bureau and not a policyholder of Nodak Mutual.

f. ☐ Employee of Tri-State Ltd.

g. ☐ Licensed insurance producer appointed by Battle Creek, American West, or Primero

h. ☐ Resident of South Dakota, Minnesota, Nebraska, Nevada, or Arizona.

i. ☐ Member of General Public.

(6) Redemption of Subscription Rights (Check a box, if applicable)

☐ I was a policyholder of Nodak Mutual on January 21, 2016, and I elect to have NI Holdings redeem my subscription rights for $215.74 in cash.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for the maximum number of shares and are interested in purchasing more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions.

(8) ASSOCIATES/AFFILIATES/ACTION IN CONCERT

☐ Check here if you, or any affiliates and associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your affiliates and associates or by persons acting in concert with you.

Name(s) listed in Section 9 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 9 on other Stock Order Forms*	*Number of shares ordered*

VOLUNTARY CORPORATE ACTION COY: NODK

2 L T R   C O Y

02FSED

STOCK ORDER FORM - SIDE 2 (11) ACKNOWLEDGMENT AND SIGNATURES (continued from front of Stock Order Form) I/we certify that, if signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, I/we am/are legally authorized to do so. I (we) agree that after receipt by NI Holdings, Inc., this Stock Order Form may not be modified or canceled without NI Holdings, Inc.’s consent. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. North Dakota law prohibits any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another, except as described in the Prospectus. Under penalty of perjury, I (we) certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am the owner of any subscription rights being exercised or a permitted transferee of such rights as described in the Prospectus, and (3) I am (we are) purchasing shares solely for my (our) own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or the right to subscribe for shares I (WE) ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT INSURED, AND ARE NOT GUARANTEED BY NI HOLDINGS, INC. OR BY THE FEDERAL OR STATE GOVERNMENT. I (we) further certify that, before purchasing the common stock of NI Holdings, Inc., I (we) received the Prospectus dated , 2016, which contains disclosures concerning, among other things, the nature of the security being offered and the risks involved in the investment. See the “Risk Factors” section beginning on page of the Prospectus. By executing this form the investor is not waiving any rights under the Federal securities laws, including the Securities Act of 1933 and the Securities and Exchange Act of 1934. If you purchase shares of common stock of NI Holdings, Inc. in this offering, none of your subscription rights will be redeemed as described in the Prospectus dated , 2016. WHETHER OR NOT YOU PURCHASE SHARES OF NI HOLDINGS, INC. YOU MUST COMPLETE AND SIGN THE FORM W-9 INCLUDED WITH THIS ORDER FORM AND SUBMIT THIS FORM TO NODAK MUTUAL VOLUNTARY CORPORATE ACTION COY: NODK

N I HOLDINGS, INC. STOCK ORDER FORM INSTRUCTIONS Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase for any person or entity, together with associates, affiliates or persons acting in concert with such person or entity, is 5% of the total number of shares issued in the offering. Please see the Prospectus section entitled “The Conversion - Limitations on Purchase of Common Stock,” beginning on Page of the Prospectus. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) - Payment by Check or Money Order. Payment must be made by including with this form a personal check, bank check or money order may payable to “Christiana Trust on behalf of NI Holdings, Inc.” These will be cashed upon receipt; the funds remitted by personal check, must be available within the account when your Stock Order Form is received. Indicate the amount remitted. Please do not remit cash, wire transfers or third party checks for this purchase. Section (4) - Purchaser Information (Subscription Offering). Please check the box that reflects the highest eligibility priority of the purchasers listed in Section 4 or 5of the Stock Order Form. If you checked box (a), please list all names and policy numbers that the purchaser(s) had with Nodak Mutual at January 21, 2016 (an “Eligible Policyholder”). Include all policies held individually or jointly. If purchasing shares for a minor, list only the minor’s eligible policies. If purchasing shares for a corporation or partnership, list only the entity’s eligible policies. Attach a separate page, if necessary. Box (b) refers to any director, officer or employee of Nodak Mutual who was not an Eligible Policyholder. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See “The Conversion” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription. Section (5) Purchaser Information (Community Offering). If boxes (a) and (b) do not apply, please check one of box (c), (d), (e), (f) or (g) applicable to the purchaser(s) in Section 9. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. If you checked box (c), please list all names and policy numbers that the purchasers currently have with Nodak Mutual. See “The Conversion” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription. Section (6) – Redemption of Subscription Rights. Check the box if you want to have your subscription rights redeemed for cash by NI Holdings, Inc. Section (7) - Maximum Purchaser Identification. Check the box, if applicable. If you check the box but have not subscribed for at least shares and did not complete Section 8, you may not have an opportunity to purchase more shares. Section (8) - Associates/Affiliates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled “The Conversion - Limitations on Purchases of Common Stock” for the definition of “associate,” “affiliate” and “acting in concert.” Section (9) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including the notice of the shares issued to you. Each Stock Order Form will generate one notice of the shares issued to you, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Except as described in the Prospectus, subscription rights are non-transferable. If placing an order in the Subscription Offering, you may include the names of one or more named insureds on the eligible policy, but you may not add the names of persons who are not named insureds on your eligible policy unless such person is a permitted transferee. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof. Section (10) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for securities. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have been a named insured of Nodak Mutual as of January 21, 2016, a director, officer or employee of Nodak Mutual, or a permitted transferee. Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been a named insured of Nodak Mutual as of January 21, 2016, a director, officer or employee of Nodak Mutual, or a permitted transferee. Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been a named insured of Nodak Mutual as of January 21, 2016, a director, officer or employee of Nodak Mutual, or a permitted transferee. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith, as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number). Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been a named insured of Nodak Mutual as of January 21, 2016. Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been a named insured of Nodak Mutual as of January 21, 2016, a director, officer or employee of Nodak Mutual, or a permitted transferee. Buying Stock in a Self-Directed IRA (for trustee/broker use only) - Stock may be purchased using self-directed individual retirement accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through retirement accounts which are not self-directed. Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including the notice of shares issued. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. Section (11) - Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. All persons listed in Section 9 of the Stock Order Form must sign the form. If signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, you must be legally authorized to do so. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment, so that it is received (not postmarked) by NI Holdings, Inc. by 12:00 noon, Central Time, on , 2016. Stock Order Forms can be delivered by using the enclosed postage paid Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on the front of the Stock Order Form. Stock Order Forms will only be accepted at this address. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-877-_ - Monday through Friday from 10:00 a.m. to 4:00 p.m. Central Time. The Stock Information Center is not open on weekends or bank holidays. VOLUNTARY CORPORATE ACTION COY: NODK

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the requester. Do not send to the IRS Print or Type See Specific Instructions1 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification; check only one of the following seven boxes: Individual/sole proprietor or single-member LLC C Corporation S Corporation Partnership Trust/estate Limited Liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________ Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner. Other (see instructions¹) 4 Exemptions (codes apply only to certain entities, not individuals; see page 3 of instructions¹): Exempt payee code (if any) _______ Exemption from FATCA reporting code (if any) __________________ (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) 6 City, state, and ZIP code 7 List account number(s) here (optional) Requester’s name and address (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions¹. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the instructions¹. Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 of the instructions for guidelines on whose number to enter. Social security number – – – or Employer identification number Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See page 3 of the instructions.1 Sign Here Signature of U.S. person Date ¹ Instructions on how to complete this form are available at https://www.irs.gov/pub/irs-pdf/fw9.pdf 02FSIA . VOLUNTARY CORPORATE ACTION COY: NODK 02FSIA

 Instructions for the Requester of Form W-9 (Rev. December 2014) Request for Taxpayer Identification Number and Certification Department of the Treasury Internal Revenue Service Section references are to the Internal Revenue Code unless otherwise noted. Future Developments For the latest developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/w9. Reminders Foreign Account Tax Compliance Act (FATCA). FATCA requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Form W-9 and the Instructions for the Requester of Form W-9 have an Exemptions box on the front of the form that includes entry for the Exempt payee code (if any) and Exemption from FATCA Reporting Code (if any). The references for the appropriate codes are in the Exemptions section of Form W-9, and in the Payees Exempt from Backup Withholding and Payees and Account Holders Exempt From FATCA Reporting sections of these instructions. The Certification section in Part II of Form W-9 includes certification relating to FATCA reporting. Payment card and third party network transactions. References to payments made in settlement of payment card and third party network transactions are included in the Purpose of Form section of Form W-9. For more information, see the instructions for Form 1099-K, Payment Card and Third Party Network Transactions on IRS.gov. Also, visit www.irs.gov/1099k. Backup withholding rate. The backup withholding rate is 28% for reportable payments. TIN matching e-services. The IRS website offers TIN Matching e-services for certain payers to validate name and TIN combinations. See Taxpayer Identification Number (TIN) Matching on page 4. How Do I Know When To Use Form W-9? Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. person (including a resident alien) and to request certain certifications and claims for exemption. (See Purpose of Form on Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome a presumption of foreign status. For federal purposes, a U.S. person includes but is not limited to: An individual who is a U.S. citizen or U.S. resident alien, A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, Any estate (other than a foreign estate), or A domestic trust (as defined in Regulations section 301.7701-7). A partnership may require a signed Form W-9 from its U.S. partners to overcome a presumption of foreign status and to avoid withholding on the partner's allocable share of the partnership's effectively connected income. For more information, see Regulations section 1.1446-1. Advise foreign persons to use the appropriate Form W-8 or Form 8233, Exemption From Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, for more information and a list of the W-8 forms. Also, a nonresident alien individual may, under certain circumstances, claim treaty benefits on scholarships and fellowship grant income. See Pub. 515 or Pub. 519, U.S. Tax Guide for Aliens, for more information. Electronic Submission of Forms W-9 Requesters may establish a system for payees and payees' agents to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester. Payee's agent. A payee's agent can be an investment advisor (corporation, partnership, or individual) or an introducing broker. An investment advisor must be registered with the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940. The introducing broker is a broker-dealer that is regulated by the SEC and the National Association of Securities Dealers, Inc., and that is not a payer. Except for a broker who acts as a payee's agent for “readily tradable instruments,” the advisor or broker must show in writing to the payer that the payee authorized the advisor or broker to transmit the Form W-9 to the payer. Electronic system. Generally, the electronic system must: Ensure the information received is the information sent, and document all occasions of user access that result in the submission; Make reasonably certain that the person accessing the system and submitting the form is the person identified on Form W-9, the investment advisor, or the introducing broker; Provide the same information as the paper Form W-9; Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it; and Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9. Dec 15, 2014 Cat. No. 20479P

  TIP For Forms W-9 that are not required to be signed, the electronic system need not provide for an electronic signature or a perjury statement. For more details, see the following. Announcement 98-27, which is on page 30 of Internal Revenue Bulletin 1998-15 at www.irs.gov/pub/irs-irbs/ irb98-15.pdf. Announcement 2001-91, which is on page 221 of Internal Revenue Bulletin 2001-36 at www.irs.gov/pub/irs-irbs/ irb01-36.pdf. Individual Taxpayer Identification Number (ITIN) Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee's (or other person's) correct name and TIN. For individuals, the TIN is generally a social security number (SSN). However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN. These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9. Substitute Form W-9 You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements. You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly state (as shown on the official Form W-9) that under penalties of perjury: The payee's TIN is correct, The payee is not subject to backup withholding due to failure to report interest and dividend income, The payee is a U.S. person, and The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. You may provide certification instructions on a substitute Form W-9 in a manner similar to the official form. If you are not collecting a FATCA exemption code by omitting that field from the substitute Form W-9 (see Payees and Account Holders Exempt From FATCA Reporting, later), you may notify the payee that item 4 does not apply. You may not: Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications. A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly stated. If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented to stand out in the same manner as described above and must appear immediately above the single signature line: ‘The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.” If you use a substitute form, you are required to provide the Form W-9 instructions to the payee only if he or she requests them. However, if the IRS has notified the payee that backup withholding applies, then you must instruct the payee to strike out the language in the certification that relates to underreporting. This instruction can be given orally or in writing. See item 2 of the Certification on Form W-9. You can replace “defined below” with “defined in the instructions” in item 3 of the Certification on Form W-9 when the instructions will not be provided to the payee except upon request. For more information, see Rev. Proc. 83-89,1983-2 C.B. 613; amplified by Rev. Proc. 96-26, which is on page 22 of Internal Revenue Bulletin 1996-8 at www.irs.gov/pub/irs- irbs/irb96-08.pdf. TIN Applied for For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with “Applied For” written in Part I. This is an “awaiting-TIN” certificate. The payee has 60 calendar days, from the date you receive this certificate, to provide a TIN. If you do not receive the payee's TIN at that time, you must begin backup withholding on payments. Reserve rule. You must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves an amount equal to the current year's backup withholding rate on all reportable payments made to the account. Alternative rule. You may also elect to backup withhold during this 60-day period, after a 7-day grace period, under one of the two alternative rules discussed below. Option 1. Backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal. Option 2. Backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals, beginning no later than 7 business days after you receive the awaiting-TIN certificate. c aution The 60-day exemption from backup withholding does not apply to any payment other than interest, dividends, and certain payments relating to readily tradable instruments. Any other reportable payment, such as nonemployee compensation, is subject to backup 2- Instr. for Req. of Form W-9 (Rev. 12-2014)

withholding immediately, even if the payee has applied for and is awaiting a TIN.

Even if the payee gives you an awaiting-TIN certificate, you must backup withhold on reportable interest and dividend payments if the payee does not certify, under penalties of perjury, that the payee is not subject to backup withholding.

If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.

Payees Exempt From Backup Withholding

The following payees are exempt from backup withholding with respect to the payments below, and should enter the corresponding exempt payee code on Form W-9. If a payee is not exempt, you are required to backup withhold on reportable payments if the payee does not provide a TIN in the manner required or sign the certification, if required.

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities;

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. A corporation;

6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession;

7. A futures commission merchant registered with the Commodity Futures Trading Commission;

8. A real estate investment trust;

9. An entity registered at all times during the tax year under the Investment Company Act of 1940;

10. A common trust fund operated by a bank under section 584(a);

11. A financial institution;

12. A middleman known in the investment community as a nominee or custodian; or

13. A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for payees listed in 1 through 13, above.

Interest and dividend payments. All listed payees are exempt except the payee in item 7.

Broker transactions. All payees listed in items 1 through 4 and 6 through 11 are exempt. Also, C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 4 are exempt.

Payments reportable under sections 6041 and 6041A. Payees listed in items 1 through 5 are generally exempt.

However, the following payments made to a corporation and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

- Medical and health care payments.
- Attorneys' fees (also gross proceeds paid to an attorney, reportable under section 6045(f)).
- Payments for services paid by a federal executive agency. (See Rev. Rul. 2003-66, which is on page 1115 of Intenal Revenue Bulletin 2003-26 at *www.irs.gov/pub/irs-irbs/irb03-26.pdf*.)

Payments made in settlement of payment card or third party network transactions. Only payees listed in items 1 through 4 are exempt.

Payments Exempt From Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N, and 6050W and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
- Payments of patronage dividends not paid in money.
- Payments made by certain foreign organizations.
- Section 404(k) distributions made by an ESOP.

Interest payments

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Mortgage or student loan interest paid to you.

Other types of payment

- Wages.
- Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan, or other deferred compensation plan.
- Distributions from a medical or health savings account and long-term care benefits.
- Certain surrenders of life insurance contracts.
- Distribution from qualified tuition programs or Coverdell ESAs.
- Gambling winnings if regular gambling winnings withholding is required under section 3402(q). However, if regular gambling winnings withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
- Real estate transactions reportable under section 6045(e).
- Cancelled debts reportable under section 6050P.

Instr. for Req. of Form W-9 (Rev. 12-2014) -3-

Fish purchases for cash reportable under section 6050R. Payees and Account Holders Exempt From FATCA Reporting Reporting under chapter 4 (FATCA) with respect to U.S. persons generally applies only to foreign financial institutions (FFI) (including a branch of a U.S. financial institution that is treated as an FFI under an applicable intergovernmental agreement (IGA)). Thus, for example, a U.S. financial institution maintaining an account in the United States does not need to collect an exemption code for FATCA reporting. If you are providing a Form W-9, you may pre-populate the FATCA exemption code with "Not Applicable," "N/A," or a similar indication that an exemption from FATCA reporting does not apply. Any payee that provides such a form, however, cannot be treated as exempt from FATCA reporting. For details on the FATCA reporting requirements, including specific information regarding which financial institutions are required to report, see sections 1471 to 1474 and related regulations. See Regulations section 1.1471-3(d) (2) for when an FFI may rely on documentary evidence to treat a U.S. person as other than a specified U.S. person and see Regulations section 1.1471-3(f)(3) for when an FFI may presume a U.S. person as other than a specified U.S. person. If you receive a Form W-9 with a FATCA exemption code and you know or have reason to know the person is a specified U.S. person, you may not rely on the Form W-9 to treat the person as exempt from FATCA reporting. However, you may still rely on an otherwise completed Form W-9 to treat a person as a specified U.S. person. An exemption from FATCA reporting (or lack thereof) does not affect backup withholding as described earlier in these instructions. The following are not specified U.S. persons and are thus exempt from FATCA reporting: An organization exempt from tax under section 501(a), or any individual retirement plan as defined in section 7701(a)(37); The United States or any of its agencies or instrumentalities; A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities; A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg, section 1.1472-1(c)(1)(i); A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i); A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any State; A real estate investment trust; A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940; A common trust fund as defined in section 584(a); J. A bank as defined in section 581; K. A broker; L. A trust exempt from tax under section 664 or described in section 4947; or M. A tax-exempt trust under a section 403(b) plan or section 457(g) plan. Joint Foreign Payees If the first payee listed on an account gives you a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless: Every joint payee provides the statement regarding foreign status, or Any one of the joint payees who has not established foreign status gives you a TIN. If any one of the joint payees who has not established foreign status gives you a TIN, use that number for purposes of backup withholding and information reporting. For more information on foreign payees, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY. Names and TINs To Use for Information Reporting Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line of the information return only the name of the payee whose TIN is shown on Form W-9. You may show the names of any other individual payees in the area below the first name line on the information return. Forms W-9 showing an ITIN must have the name exactly as shown on line 1a of the Form W-7 application. T IP For more information on the names and TINs to use for information reporting, see section J of the General Instructions for Certain Information Returns. Notices From the IRS The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. (See Taxpayer Identification Number(TIN) Matching.) You may have to send a “B” notice to the payee to solicit another TIN. Pub. 1281, Backup Withholding for Missing and Incorrect Name/TIN(s), contains copies of the two types of “B” notices. Taxpayer Identification Number (TIN) Matching TIN Matching allows a payer or authorized agent who is required to file Forms 1099-B, DIV, INT, K, MISC, OID, and/or PATR to match TIN and name combinations with IRS records before submitting the forms to the IRS. TIN Matching is one of the e-services products that is offered and is accessible through the IRS website. Go to IRS.gov and enter e-services in the search box. It is anticipated that payers who validate the TIN and name combinations before filing information returns will receive fewer backup withholding (CP2100) notices and penalty notices. Additional Information For more information on backup withholding, see Pub. 1281. -4- Instr. for Req. of Form W-9 (Rev. 12-2014)